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Jonathan H. Waller                                                  Exhibit 99.1
Nevada Bar # : 5538
Of Counsel:
Waller Law Group
3800 HOWARD HUGHES PARKWAY
SEVENTH FLOOR
LAS VEGAS, NEVADA 89109-0907
PHONE: (702) 693-4200
PHONE: (800) 540-1311
FAX: (702) 792-6874

COUNSEL FOR PLAINTIFFS

                       IN THE UNITED STATES DISTRICT COURT
                               DISTRICT OF NEVADA

SIERRA PACIFIC RESOURCES,                   *
INC.; AND NEVADA POWER                      *
COMPANY,                                    *
                                            *
         PLAINTIFFS,                        *
                                            *
V.                                          *          CIVIL ACTION NO.:
                                            *
MERRILL LYNCH & CO., INC.;           *
MERRILL LYNCH CAPITAL                       *
SERVICES, INC.;                             *
ALLEGHENY ENERGY, INC.;                     *
ALLEGHENY ENERGY SUPPLY                     *
COMPANY, LLC,                               *
                                            *
         DEFENDANTS.                        *

                                    COMPLAINT
                                   JURY DEMAND

         COME NOW Sierra Pacific Resources, Inc. ("Sierra Pacific") and Nevada Power Company ("Nevada Power"), (1) by and through their undersigned attorneys, and shows unto the Court the following for their Complaint against each of the above-named Defendants:

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         (1)      Sierra Pacific and Nevada Power are hereinafter sometimes
referred to collectively as "Sierra/Nevada."

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I.       PARTIES, JURISDICTION, AND VENUE

         1. Sierra Pacific is the investor-owned holding company for Sierra Pacific Power Company and Nevada Power. Sierra Pacific is incorporated under the laws of the State of Nevada and is a publicly-traded corporation. The principal place of business and headquarters of Sierra Pacific are 6100 Neil Road, Reno, Washoe County, Nevada.

         2. Nevada Power, a wholly-owned subsidiary of Sierra Pacific, is a Nevada corporation and public utility regulated by the Public Utility Commission of Nevada ("PUCN"). (2) The principal place of business and headquarters of Nevada Power is 6226 W. Sahara Avenue, Las Vegas, Clark County, Nevada.

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         (2)      Regulatory oversight of the utility industry in Nevada
involves, inter alia, an arrangement whereby utilities like Nevada Power ensure reliable electric service within the State of Nevada in exchange for compensation in the form just and reasonable rates - that is, recovery of expenses plus a return on capital investment. To commence operation as a public utility, utilities like Nevada Power apply for and - assuming approval by the PUCN of the application - receive certificates of public convenience and necessity. These certificates represent a determination by the PUCN that future public convenience and necessity require Nevada Power or others like it to supply electricity to all electric customers within its service territories. This determination in turn obligates the utility to construct or obtain the facilities, energy and other resources necessary to meet current and projected customer demand.

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         3.       Nevada Power is engaged in, inter alia, the generation,
transmission and distribution(3) of electricity in the State of Nevada.(4) Nevada Power has served customers in Southern Nevada since 1906, and presently serves more than 643,000 electric customers in Las Vegas, North Las Vegas, Henderson, and other communities in the Nevada counties of Clark, Nye and Lincoln. Nevada Power directly employs more than 1,500 persons, and operates within a service territory encompassing nearly 4,000 square miles. The strong success of the gaming and tourism industries in Nevada has caused this service territory to experience a consumer-demand growth rate of 6 percent, among the highest of any electric utility in the country.

         4. Defendant Merrill Lynch & Co., Inc., has its principal place of business in New York, New York, and is incorporated under the laws of the State of Delaware.

         5. Defendant Merrill Lynch Capital Services, Inc., is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. Said Defendant is incorporated under the laws of Delaware and has its principal place of business in New York, New York.(5) Merrill Lynch Capital Services, Inc. operated

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         (3)      Satisfaction of these service obligations requires an enormous capital outlay, as the generation, transmission and distribution systems necessary for service must be constructed, maintained and upgraded as needed. Additional expenses are incurred through the procurement of fuel, electric energy and electric capacity from third parties.

         In return for this outlay and the substantial responsibilities and obligations it assumed as a utility, Nevada Power received an exclusive service franchise protected by regulation, and the authority to charge just and reasonable rates. Sierra Pacific's investors in turn relied upon this exclusive franchise authority, and the protections and benefits flowing therefrom, when they provided the capital necessary to build facilities and acquire the resources needed to serve Nevada Power's customers. In sum, the regulatory compact between Nevada Power and the State of Nevada, and Nevada Power and the PUCN, bestowed numerous rights and obligations upon the parties that remained in place throughout the time period made subject of this Complaint.

         (4) "Generation" refers to the process of producing electricity, whether through fossil fuel plants, hydroelectric facilities or other sources. "Transmission" is the process of moving electricity at high voltage from the generating source to other areas in the utility's service territory. "Distribution" refers to the process of delivering electricity to customers at lower voltage levels.

         (5) Defendants Merrill Lynch & Co., Inc. and Merrill Lynch Capital Services, Inc., are

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the energy commodities trading business of Merrill Lynch Company, Inc., formerly known as Global Energy Markets ("GEM").

         6. Defendant Allegheny Energy, Inc. has its principal place of business in Hagerstown, Maryland, and is organized under the laws of the State of Maryland.

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hereinafter sometimes referred to collectively as "Merrill Lynch."

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         7.       Defendant Allegheny Energy Supply Company, LLC,(6) is a
limited liability company organized and existing under the laws of the State of Delaware with its principal place of business in Hagerstown, Maryland. Allegheny acquired a substantial part of the GEM trading business from Merrill Lynch in or about January, 2001.

         8. Non-party Daniel Gordon (hereinafter "Gordon") was the head of GEM throughout 1999, and became president of Allegheny Energy Supply in or about January 2001, when Allegheny acquired a substantial part of GEM.

         9. At all times between January 1999 through January 2001, Gordon was an authorized agent and employee of Merrill Lynch, acting within the scope of his authority and employment regarding the actions made subject of this Complaint. Following Allegheny's GEM acquisition, Gordon became an authorized agent and employee of Allegheny, acting within the scope of his authority and employment regarding the actions made subject of this Complaint.

         10. This Court has jurisdiction over this action pursuant to 28 U.S.C. Section 1332, the citizenship of the parties being diverse and the matter in controversy, exclusive of interest and costs, exceeding the sum of seventy-five thousand dollars ($75,000). The contacts of Merrill Lynch and Allegheny with the State of Nevada are sufficient for this Court and Nevada courts to exercise personal jurisdiction over all the Defendants, as a substantial portion of the transactions and wrongs complained of herein occurred in Nevada and the Defendants have received substantial compensation in Nevada by doing business and/or by engaging in numerous activities affecting Nevada.

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         (6)      Defendants Allegheny Energy, Inc. and Allegheny Energy Supply
Company are hereafter sometimes referred to collectively as "Allegheny."

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         11.      Venue is proper in this District pursuant to 28 U.S.C.
Section 1391(a) because a substantial part of the events or omissions giving rise to the controversy occurred within this District.

II.      NATURE OF THE ACTION

A.       SIERRA PACIFIC AND NEVADA POWER'S BUSINESS.

         12. Nevada Power provides electricity. Nevada Power operates within a defined service territory, delivering to its retail customers numerous electric services "bundled" together. These bundled services include such items as generation, transmission, distribution and metering, priced at a unitary, or bundled rate. The PUCN regulates both the provision of these bundled services and the corresponding rate assigned to them.

         13. On July 1, 1999, the Nevada Legislature passed Senate Bill 438 (hereinafter the "Restructuring Act"), authorizing a massive restructuring of the Nevada electric utility industry and its regulation. Historically, the provision of electricity in Nevada had been considered a natural monopoly, subject to extensive regulatory oversight. As implemented by the PUCN, the Restructuring Act established a competitive marketplace for most electric services. Transmission and distribution remained closed to competition, however, and Nevada Power retained its obligations to provide said services, subject to applicable regulatory oversight.

         14. Nevada Power also assumed provider of last resort (hereinafter sometimes "PLR") obligations for its existing customers, for the period running from March 1, 2000, until July 1, 2001. As the provider of last resort, Nevada Power operated as the default electricity provider, and remained responsible for delivering the traditionally bundled electric services (services otherwise

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made subject to competitive market conditions by the Restructuring Act) to customers who elected to remain with Nevada Power or who were unable to obtain service elsewhere.

         15. Nevada Power incurred substantial costs in preparation for this newly competitive electricity market. Moreover, Nevada Power witnessed its already complex system of energy supply management grow even more complicated.

         16. Electricity is unlike virtually any other commodity. It must be produced the instant it is demanded, and cannot be effectively stored. An electric utility must thus anticipate its load service responsibility - that is, the requirements, in terms of sufficient fuel and power, it will need to satisfy "on demand" all of the electricity needs of its customers, plus an adequate margin for reserves. Stated another way, an electric utility's supply must equal its demand at all times.

         17. The greater the uncertainty surrounding a utility's load service responsibility, the greater the risk inherent in a utility's supply planning. Moreover, uncertainty about load service responsibility and the resources needed to satisfy that responsibility contribute to a utility's financial risk and its credit standing. Nevada Power therefore employs energy supply managers, who, inter alia: (i) forecast load;(7) (ii) forecast outage rates to determine available internal generation; and (iii) forecast future energy supply and determine the range of prices.

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         (7)      Forecasting load entails the development of an exhaustive
series of projections, including projections of monthly peaks (the highest expected load for any month), average monthly peaks (the average of each day's highest expected load), and hourly loads (of which there are 8,760 per year).

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         18.      The Restructuring Act injected new and additional
uncertainties into the calculus, throwing open to speculation: (1) how many existing Nevada Power customers would choose alternative providers of power supply, and (2) what would be the timing related to the exit and return of customers making such choice.

         19. Thus, entering the fall of 1999, Nevada Power and Sierra Pacific were in the process of addressing the uncertainties brought on by the Restructuring Act; i.e., developing a plan to ensure reliable service to future customers as a provider of last resort; to continue maintenance and protection for the security and reliability of its power generation and transmission system; and to advance forward as a financially viable and secure operation.

B.       MERRILL LYNCH'S FIDUCIARY RELATIONSHIP WITH PLAINTIFFS.

         20. On or about September 1998, Merrill Lynch entered into various relationships with Sierra Pacific, giving rise to a fiduciary duty owed by Merrill Lynch to Sierra Pacific and its subsidiary, Nevada Power. That duty continued at all relevant times throughout 1999 and in March of 2002.

         21. Specifically, Merrill Lynch used its dominance and superior position in investment banking to secure and subsequently act as a confidential advisor, providing financial and strategic consultations to Sierra Pacific and Nevada Power in connection with numerous matters, such as the acquisition of Nevada Power by Sierra Pacific in 1999; the subsequent post-merger integration of Nevada Power and Sierra Pacific Power Company; general strategic planning and operational risk advisory support; and discussions related to the financing of merger-related and other debt anticipated for the spring of 2000.

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         22.      As early as February, 1999, and during the relevant period of industry restructuring discussed above, Merrill Lynch approached Nevada Power and proposed a deal where Merrill Lynch would assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations for the period 2001 through March 2003, and manage the risks associated with that load. In support of its proposal, Merrill Lynch represented to Sierra/Nevada that its well-known financial acumen could help Sierra/Nevada through the difficult and uncertain period of industry restructuring in the State of Nevada.

         23. Because of its existing relationship with Merrill Lynch, Sierra/Nevada placed a special confidence and trust in Merrill Lynch. Sierra/Nevada reasonably believed that Merrill Lynch would utilize its dominance and superiority in the relevant financial and commodities markets to the utility's benefit. Sierra/Nevada likewise expected Merrill Lynch to act in good faith and with due regard for its interests. Moreover, and as a direct result of its relationship with and shared confidence in Merrill Lynch, Sierra/Nevada provided Merrill Lynch with access to confidential and proprietary information, such as Sierra/Nevada's finances, operational energy supply profile and associated risk exposure.

C.       NEVADA POWER'S APPLICATION TO THE PUCN.

         24. On November 30, 2001, Nevada Power filed a Deferred Energy Accounting Adjustment ("DEAA") rate application with the PUCN. In the application, Nevada Power sought, among other relief, a rate adjustment in the amount of $922,000,000 for the period March 1, 2001, through September 30, 2001.

         25. On March 29, 2002, the PUCN disallowed various amounts of Nevada Power's requested DEAA rate adjustments, including "Merrill Lynch contract disallowance" of more than

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$180,000,000.(8) In support of this disallowance, the PUCN concluded that Nevada
Power had acted imprudently when it failed to formally contract for Merrill
Lynch to assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations for the period 2001 through March 2003, and manage the risks associated with that load.

         26. The PUCN based its conclusion upon materially false statements and evidence voluntarily provided by Merrill Lynch and Allegheny. These materially false statements and evidence concerned certain discussions exchanged during the period of September through December 1999, between Jonathan A. Perry ("Perry"), the principal trader for Nevada Power, and Gordon, then head of Merrill Lynch's GEM trading business.

         27. The false statements and evidence upon which the PUCN based its conclusion purported to establish that (a) as of fall of 1999, Merrill Lynch possessed the competency, capacity and intent to assume responsibility for 25 percent of Nevada Power's PLR load and manage the risks associated with that load; (b) that Nevada Power declined to enter into a formal arrangement with Merrill Lynch solely on the basis of a price dispute; and (c) that prudent utility practices required Nevada Power to enter into such an arrangement with Merrill Lynch.

         28. Notwithstanding the PUCN's reliance upon these false statements and evidence in issuing the "Merrill Lynch contract disallowance" of more than $180,000,000, Merrill Lynch lacked

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         (8)      This order is presently the subject of a judicial appeal.

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the competency, capacity, capability or the intention to perform the proposed offerings to Nevada Power.

D.       MERRILL LYNCH'S MISREPRESENTATIONS.

         29. Based upon recently discovered information, Merrill Lynch was, in fact, a rogue energy trader in the fall of 1999. Specifically, in late 1999, Merrill Lynch was engaging in transactions with Enron, including sham transactions known as "round-trip" or "wash" trades, designed to fraudulently inflate the trading revenues of both Merrill Lynch and Enron and to paint a false picture of Merrill Lynch's trading "book," scope of market influence and experience.

         30. Moreover, Merrill Lynch passed off its artificially inflated revenues to Sierra/Nevada as legitimate and indicative of a "sizable power portfolio [developed] in a short period of time" due to a "focus as a structurer of long-dated strategic risk management solutions for clients."

         31. Furthermore, based upon information and belief, Merrill Lynch had decided to discontinue its presence in the energy marketing and trading business in late 1999 and forego energy delivery contracts with utilities such as Nevada Power. Thus at the time Merrill Lynch purported to possess the competency and capacity to accept and manage Nevada Power's PLR supply responsibilities, Merrill Lynch actually lacked the intention to continue in the electricity trading business.

         32. Nevertheless, Merrill Lynch represented to Sierra/Nevada that its focus was and would remain the provision of "long-dated, strategic management solutions"; that it had and would continue to trade "with our clients
- not against them"; and that Sierra/Nevada should expect to benefit from the "full faith and credit of Merrill Lynch" in support of "all trades and transactions."

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         33.      Merrill Lynch and its authorized agent, Gordon, further
falsely represented to Nevada Power and its principal trader Perry throughout the fall of 1999 that they were fully versed and competent in the energy trading business, that Gordon was a highly accomplished and competent commodities trading executive, and that Merrill Lynch had the capability and willingness to assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations.

         34. Based upon recently developed information and belief, Gordon was not in fact competent to head Merrill Lynch's GEM business, as evidenced in part by his misconduct in entering into sham transactions with Enron(9) and his termination as head of GEM, following its sale to Allegheny in January, 2001.(10)

         35. Moreover, Merrill Lynch knew or should have known that at the time of the Gordon and Perry discussions in the fall of 1999; (i) Gordon controlled and/or had interests in a series of other companies, apart from his position at GEM, that gave rise to material conflicts of interest; (ii) Gordon used his position at GEM to cause Merrill Lynch to enter into transactions both questionable and in violation of its conflict of interest and/or internal financial control policies; (iii) Gordon was

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         (9)      As has been widely reported in the press and as documented by government investigation, the now bankrupt Enron engaged in numerous fraudulent and illegal commodities trading "strategies" referred to internally at Enron by names such as "Death Star," "Fatboy", and "Richochet". This misconduct including "wash trades," transactions where two parties entered into "mirror image" trades that, in fact, were not bona fide transactions but rather were intended to create a false appearance of demand in order to inflate prices. Indeed, recent press reports document an SEC investigation of misconduct by Merrill Lynch and Enron specifically involving improper wash trades by two other senior officers of Merrill Lynch. See Paragraph 42, infra.

         (10) The impetus for Gordon's termination apparently stemmed from Allegheny's discovery that Gordon had caused Merrill Lynch and Allegheny to enter into contracts with other entities controlled by him or in which he had interests, that he had engaged in improper trading activity, and other matters calling his competency into question.

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very difficult to control or supervise; and (iv) Gordon was not competent to manage and supervise GEM's trading business.

         36. Merrill Lynch nonetheless sanctioned and encouraged Gordon's actions in an effort to inflate its trading revenues and those of Enron, and to paint a false picture of Merrill Lynch's trading "book," scope of market influence and experience.

         37. Merrill Lynch misrepresented these material facts to Sierra/Nevada and in the DEAA rate application. Relying on these misrepresentations, and the duty and relationship between itself and Merrill Lynch, Sierra/Nevada accepted the statements and offers made by Gordon and Merrill Lynch as true, entered into good faith dealings with Gordon and Merrill Lynch, and shared confidential and proprietary information with Gordon and Merrill Lynch, in an effort to reach an agreement whereby Merrill Lynch would assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations.

         38. Furthermore, the PUCN in the DEAA rate application relied upon these misrepresentations and the apparent relationship between Merrill Lynch and Sierra/Nevada in concluding that Sierra/Nevada acted imprudently in failing to permit Merrill Lynch to assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations.

E.       MERRILL LYNCH'S SUPPRESSION AND CONCEALMENT.

         39. Additionally, and consistent with the misrepresentations described above, Merrill Lynch suppressed and concealed from Sierra/Nevada the fact that it had no intention to continue in the electricity trading business.

         40. Additionally, Merrill Lynch suppressed and concealed from Nevada Power that Gordon and Merrill Lynch were engaging in sham transactions with the now-discredited Enron and

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other transactions both questionable and in violation of Merrill Lynch's conflict of interest and/or internal financial control policies.

         41. By suppressing and concealing the nature of these transactions while simultaneously representing artificially inflated revenues to Sierra/Nevada, Merrill Lynch falsely represented its capabilities and intentions to Sierra/Nevada.

         42. In fact, a current S.E.C. investigation alleges other improper wash trades between Enron and Merrill Lynch in December, 1999, involving former Merrill Lynch senior officials, Schuyler Tilney and Robert Furst. In short, Merrill Lynch wrongfully suppressed and concealed the material fact that as of Fall, 1999, it was a rogue energy trade regularly engaging in illicit energy trading transactions.

         43. In reliance upon Merrill Lynch's suppressions and concealment, and as a further consequence of these and other misrepresentations, Sierra/Nevada accepted the statements and offers made by Gordon and Merrill Lynch as true, entered into good faith dealings with Gordon and Merrill Lynch, and shared confidential and proprietary information with Gordon and Merrill Lynch, in an effort to reach an agreement whereby Merrill Lynch would assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations.

F.       ALLEGHENY'S ACQUISITION OF MERRILL LYNCH'S GEM BUSINESS.

         440      Allegheny Energy Supply was organized in 1999 to capitalize on the deregulation within national energy markets, including markets in the Western United States. Allegheny Energy Supply generates electricity at many of its generating facilities and sells electricity and energy commodities throughout the United States, including the Western United States. Accordingly, Allegheny Energy Supply is an actual and/or a potential competitor of Sierra Pacific and its

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subsidiaries, Nevada Power and Sierra Power, in the Western United States. As
such, Allegheny Energy stood to benefit directly if it and Allegheny Energy could impair Sierra/Nevada's corporate good will and regulatory compact with the PUCN and stake-holders in Nevada, and otherwise cause serious economic harm and injury to Sierra/Nevada, by causing or contributing to an adverse regulatory finding in the DEAA rate application.

         450      In 2000, Merrill Lynch began discussions with Allegheny
regarding the potential sale of a substantial portion of GEM's trading business and assets to Allegheny.

         460      Merrill Lynch and Allegheny signed a Purchase Agreement in
January, 2001, and ultimately closed the deal on March 16, 2001.

         470      Prior to closing, Merrill Lynch entered into three separate physical power supply contracts with Nevada Power in 2000. These contracts were subsequent to, and separate from, the discussion between Nevada Power and Merrill Lynch, including the discussions between Nevada Power's principal trader Perry and Merrill Lynch's Gordon in fall of 1999.

         480      Allegheny's acquisition of Merrill Lynch's GEM business did not encompass the 2000 Merrill Lynch/Nevada supply contracts, and Allegheny did not acquire an interest in any Nevada Power contracts as a result of said transaction with Merrill Lynch.

G. MERRILL LYNCH'S DUTY TO PROTECT CONFIDENTIAL AND PROPRIETARY BUSINESS INFORMATION.

         490      As a result of existing relationships with Sierra/ Nevada, and especially through its interactions with Nevada Power's principal trader Perry, Merrill Lynch and Gordon acquired substantial confidential and proprietary business information concerning the financial condition and business activities of Sierra/Nevada Power, including but not limited to, power supply acquisition strategies and business practices.

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         500      At the time of the closing of the Merrill Lynch-Allegheny
transaction, Merrill Lynch had a duty to Sierra/Nevada to respect the confidential and proprietary nature of such information, and not to improperly use or disclose such information, so as to avoid the affirmative visitation of harm or unlawful competition upon Nevada Power, or permit others to do the same.

         510      Moreover, Allegheny had no proper or legitimate interest in the access to or possession of sensitive and proprietary business information of Nevada Power. Indeed, Merrill Lynch had the concomitant duty to protect and not disclose Nevada Power's sensitive and proprietary business information to Allegheny. Notwithstanding Merrill Lynch's representations that it "trades with, not against" its clients, Merrill Lynch ignored its duty and permitted the transfer of confidential and proprietary information (obtained in a trust relationship with Sierra/Nevada) to Allegheny, a competitor of Sierra/Nevada.

H. MERRILL LYNCH AND ALLEGHENY'S MOTIVE TO TORTIOUSLY INJURE SIERRA/NEVADA AND THEIR IMPROPER ACTIONS IN MARCH, 2002.

         520      Beginning in the spring of 2000 and continuing until the
summer of 2001, an extraordinary energy crisis arose in the Western United States. Utilities such as and including Nevada Power were wrongfully induced to enter into power purchase agreements from various sellers of power and natural gas, including, but not limited to, Enron, Merrill Lynch, Dynegy Corporation, Reliant Energy, Powerex, and El Paso Merchant Energy.

         530      Regulatory authorities and the United States Department of
Justice have since determined that certain prices in Western bulk power markets during the crisis were a product of a

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dysfunctional marketplace, which featured the presence and exercise of market power, market manipulation and abnormal and fraudulent trading practices.(11)

         540      Recently, Timothy Belden, the head of Enron's power trading operation in the Western United States during this period, pleaded guilty to wire fraud in connection with power trading activity. Public statements made by Mr. Belden's attorney at the time of the plea indicate that other top executives and management within Enron were knowledgeable of and sanctioned his unlawful activity, and that other trading organizations doing business with Enron may have conspired with Enron in similarly unlawful transactions. Merrill Lynch was a close trading partner with Enron during the relevant time period, and entered into deals with Enron that authorities and investigators consider highly suspect.

         550      In December of 2001, Nevada Power and its affiliate Sierra
Pacific Power Company commenced proceedings before the Federal Energy Regulatory Commission pursuant to Section 206 of the Federal Power Act seeking substantial rate relief on a prospective basis. Nevada Power and Sierra Pacific instituted these Section 206 proceedings in part to recoup the damages and injuries

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         (11)     For example, the improper and illegal trading strategies of many vendors have been illustrated in the widespread publicity of Enron's conduct whereby Enron engaged in illicit trading schemes such as "Fat Boy", "Death Star", "Ricochet", and "Mega-Watt Laundering" in addition to the sham "wash" and "round tripping" transactions referred to herein.

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sustained as a result of the dysfunctional energy markets and the fraudulent and improper conduct of vendors described herein.

         560      As of December 2001, Gordon remained head of Allegheny's GEM trading business.

         570      Also in December 2001, Nevada Power's DEAA rate application was pending before the PUCN. Merrill Lynch and Allegheny knew that certain Nevada parties had intervened in the Nevada Power DEAA rate application and were seeking to minimize Nevada Power's recovery of purchased power expenses. Merrill Lynch and Allegheny also knew that if the PUCN could be persuaded that Nevada Power had imprudently incurred a portion of the expenses made subject of the DEAA rate application, those expenses were subject to disallowance under Nevada law. Merrill Lynch and Allegheny further knew that such an adverse regulatory finding would materially and adversely affect both Sierra Pacific's and Nevada Power's relationship with the PUCN and others, as well as their financial standing, credit profile, operational flexibility and capacity, and market capitalization.

         580      Merrill Lynch and Allegheny likewise knew and appreciated what could happen if the PUCN considered the DEAA rate application in the context of a false and inaccurate understanding of the relationship between Merrill Lynch and Sierra/Nevada up until and through the fall of 1999, and the energy supply and management discussions that occurred between them during that time.

         590      In fact, Merrill Lynch and Allegheny knew that such a false and inaccurate context would be highly inflammatory, and could serve as a basis for impairment of relations between Sierra/Nevada and intervenor groups in Nevada, between Sierra/Nevada and the PUCN, and between Sierra/Nevada and the general public. More importantly, Merrill Lynch and Allegheny knew that such a false and inaccurate understanding would contribute to and create a false predicate upon

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which the PUCN could conclude that Nevada Power acted imprudently in failing to permit Merrill Lynch to assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations.

         600      On information and belief, Allegheny and Merrill Lynch
formulated and entered into a conspiracy in early 2002 to provide false and incomplete statements and evidence in connection with PUCN proceedings and to suppress and conceal accurate information for the express purpose of supporting claims by third parties that Nevada Power had acted imprudently in not permitting Merrill Lynch to assume responsibility for 25 percent of Nevada Power's provider of last resort energy obligations.

         610      On information and belief, Allegheny acted in concert and
conspiracy with Merrill Lynch in March of 2002 and secretly provided to one of the PUCN intervenors a materially false affidavit of Gordon as well as incomplete and materially misleading portions of communications exchanged between Nevada Power's Perry and Merrill Lynch's Gordon in the fall of 1999.

         620      Allegheny voluntarily provided these communications to a
consultant for the Nevada Attorney General's Bureau of Consumer Protection, even though no proper or legal subpoena had been served on Allegheny for the production of such materials. Moreover, neither Allegheny nor Merrill Lynch informed Sierra/Nevada of the production, or that information relating to the 1999 discussions between Merrill Lynch and Nevada Power had been requested by persons engaged in litigation with Nevada Power and who possessed interests obviously adverse to Nevada Power.

         630      Furthermore, Allegheny intentionally made a partial and
incomplete document production, withholding communications that would have provided a complete and truthful

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representation of the nature, scope and progression of the discussions between
Perry and Gordon, and Nevada Power and Merrill Lynch in the fall of 1999.

         640      Allegheny's  production  also  constituted an intentional  and knowingly wrongful republication of false misrepresentations that Merrill Lynch had the capacity, capability, competence and intent to contract with Nevada Power to supply 25 percent of its energy requirements in the fall of 1999.

         650      In addition, Allegheny's production constituted a second and additional instance and perpetuation of Merrill Lynch's suppression and concealment of material facts regarding the 1999 discussions.

         660 In connection with Gordon's move from Merrill Lynch to Allegheny, and by virtue of their subsequent conduct, Allegheny gained actual or constructive knowledge of Merrill sole Lynch's fraudulent misrepresentations, suppressions and concealment of material facts in the fall of 1999.

         660      In making its production to certain intervenors and to the
PUCN itself, Allegheny acted with the wrongful, malicious and intentional purpose of injuring Sierra/Nevada, its competitor, and for the further purpose of creating defenses to Nevada Power's claims against both Merrill Lynch and Allegheny in the FERC Section 206 proceeding.

         680      Further, because Allegheny acquired no interest in any Nevada
Power contracts as a result of the Merrill Lynch-Allegheny transaction, Allegheny lacked any legitimate right to access, possess, or control the e-mails exchanged between Nevada Power and Merrill Lynch in the fall of 1999.

         690      By acting in concert and conspiring with Allegheny in the
latter's production, as described above, Merrill Lynch breached the fiduciary duty it owed to Nevada Power by providing said communications to Allegheny, and effectively republished the same misrepresentations, suppressions and concealment made in the fall of 1999, as alleged herein.

                                    COUNT ONE
                      MISREPRESENTATION AS TO MERRILL LYNCH

         700      Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 69 of its Complaint.

         700      Merrill Lynch, through its authorized agent, Gordon, made the following material misrepresentations to Sierra/Nevada prior to and during the period September-December, 1999:

                  (A) That Merrill Lynch had the capability, capacity and competence to manage Sierra/Nevada's electricity risk through long-date, strategic risk management solutions that would feature the full faith and credit of Merrill Lynch through the duration of any such risk management endeavor;

                  (B) That Daniel Gordon, the head of Merrill Lynch's GEM trading operation, was a highly accomplished and competent commodities trading executive;

                  (C) That Merrill Lynch was fully versed and competent in the electricity risk management business; and

                  (D) That Merrill Lynch had the intention of contracting with Nevada Power and the continuing intention to perform contracts requiring Merrill Lynch to manage electricity risk for Nevada Power for the coming three years.

         720      On information and belief, each of these representations were false representations of material facts. Merrill Lynch knew these material misrepresentations were false, but made them nevertheless with the intention of inducing Sierra/Nevada to enter into discussions and negotiations regarding an arrangement whereby Merrill Lynch would provide risk management and advisory services to Nevada Power and would also absorb price and financial risk by providing 25 percent of Nevada Power's electrical energy requirements.

         730      Sierra/Nevada reasonably relied on said misrepresentations and as a result, Nevada Power entered into and pursued discussions and negotiations with Merrill Lynch throughout the fall of 1999, seeking an arrangement whereby Merrill Lynch would provide risk management and advisory services to Nevada Power and would also absorb price and financial risk by providing 25 percent of Nevada Power's electrical energy requirements. If Sierra/Nevada had known the truth, Nevada Power would not have entered into and pursued said discussion and negotiations with Merrill Lynch during the fall of 1999.

         730      As a result of Merrill Lynch's material misrepresentations and
Sierra/Nevada's reasonable reliance thereupon, Sierra/Nevada has been directly damaged in its regulatory relationships, its good will and its business reputation. Further, Sierra/Nevada has been directly and substantially damaged through the PUCN disallowance of $180,000,000 of Nevada Power's DEAA rate application. The PUCN predicated this disallowance upon a finding that Nevada Power had been imprudent in failing to contract with Merrill Lynch in the fall of 1999. Had Merrill Lynch not materially misrepresented its capabilities in the manner set forth above, Sierra/Nevada would never have engaged in discussions and negotiations with Merrill Lynch in or about the fall of 1999, thus precluding as a matter of fact the very basis upon which the PUCN predicated its $180,000,000 disallowance. Further, had Merrill Lynch not made such misrepresentations, the PUCN would never have determined that Nevada Power was imprudent in failing to make arrangements with Merrill Lynch for future electric power requirements.

         750      In addition, Sierra/Nevada has been directly and proximately damaged by Merrill Lynch's said misconduct which has caused other serious economic harm and injury including damage to their financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

                                    COUNT TWO
                       SUPPRESSION AND CONCEALMENT AS TO
                                  MERRILL LYNCH

         760      Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 75 of its Complaint.

         770      By reason of the fiduciary duty owed by Merrill Lynch to
Plaintiff Sierra/Nevada and, alternatively, by reason of the confidential relationship and the particular facts and circumstances of the relationship between them, Merrill Lynch had an obligation and duty to disclose and not to suppress and conceal material facts.

         780      Further, Merrill Lynch had an obligation to disclose and not suppress and conceal material facts which were peculiarly within the knowledge of Merrill Lynch and not within the fair and reasonable reach of Sierra/Nevada. Merrill Lynch had a further duty and obligation to disclose and not to suppress and conceal material facts to avoid conveying a false impression and avoid speaking half-truths amounting to a misrepresentation under the applicable facts and circumstances of this matter.

         780      Specifically, when Merrill Lynch communicated with Nevada
Power about Merrill Lynch's purported competence, capability and intention to provide risk management and advisory services to Nevada Power and to contract with Nevada Power to supply 25 percent of its electrical power requirements, Merrill Lynch had the duty and obligation to disclose and to not suppress and conceal material facts as alleged herein. Specifically, up until and during the period September-December, 1999, Merrill Lynch suppressed and concealed the following material facts from Sierra/Nevada:

                  (A) That Merrill Lynch had affirmatively determined that Merrill Lynch did not wish to continue in the energy marketing and trading business as Merrill Lynch did not own, and had no desire to acquire, generating capacity;

                  (B) That Merrill Lynch had made the internal determination that it did not wish to hold contracts with utilities such as Nevada Power that required Merrill Lynch to deliver energy because Merrill Lynch did not own generating capacity;

                  (C) That Daniel Gordon was not competent to head Merrill Lynch's GEM trading business;

                  (D) That Merrill Lynch and Daniel Gordon had entered into "wash" and/or "round-tripping" transactions with Enron;

                  (E) That Merrill Lynch and/or Daniel Gordon had an interest in a series of other companies that gave rise to material conflicts of interest and that Gordon had otherwise used his position at GEM to cause GEM and/or Merrill Lynch to enter into questionable transactions;

                  (F) That they had entrusted the GEM business to Daniel Gordon who was known to Merrill Lynch as being difficult to control or supervise; and

                  (G) That Merrill Lynch did not have the competence, compatibility, and/or intention to perform contracts requiring Merrill Lynch to manage electricity rates for Nevada Power through 2003.

         800      Merrill Lynch knew of its duty and obligations to disclose and not to suppress or conceal the material facts stated above which were neither known by Sierra/Nevada nor peculiarly within its fair and reasonable reach. Merrill Lynch nevertheless failed to disclose these material facts. Merrill Lynch suppressed and concealed the truth with the intention of inducing Sierra/Nevada to enter into and continue discussions and negotiations regarding an arrangement whereby Merrill Lynch would provide risk management and advisory services to Nevada Power and would also absorb price and financial risk by providing 25 percent of Nevada Power's electrical energy requirements. Had Sierra/Nevada known the true facts, it would have abandoned relations with Merrill Lynch and would not have entered into discussions and negotiations regarding any arrangement for risk management, advisory or price/financial risk absorption services.

         810      As a result of Merrill Lynch's wrongful suppression and
concealment and its abuse of the fiduciary relationship existing between itself and Sierra/Nevada, Sierra/Nevada has been directly damaged in the harm visited upon its regulatory relationships, its goodwill and its business reputation. Further, Sierra/Nevada has been directly damaged through the PUCN disallowance of $180,000,000 of Nevada Power's DEAA rate application. The PUCN predicated this disallowance upon a finding that Nevada Power had been imprudent in failing to contract with Merrill Lynch in the fall of 1999. Had Merrill-Lych not wrongfully suppressed and concealed the material information set forth above, Sierra/Nevada would never had engaged in discussions and negotiations with Merrill Lynch in the fall of 1999, thus precluding as a matter of fact the very basis upon which the PUCN predicated its $180,000,000 disallowance. Further, had Merrill Lynch not made such misrepresentations, the PUCN would never have determined that Nevada Power was imprudent in failing to make arrangements with Merrill Lynch for future electric power requirements.

         820      In addition, Sierra/Nevada has been directly and proximately damaged by Merrill Lynch's wrongful suppression and concealment which has caused other serious economic harm and injury including damage to its financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

                                  COUNT THREE
                  BREACH OF FIDUCIARY DUTY AS TO MERRILL LYNCH

         830      Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 82 of its Complaint.

         840      Merrill Lynch breached the fiduciary duty, as described
herein, which it owed to Plaintiff Sierra/Nevada by engaging in the following wrongful actions and omissions:

                  (A) By making the material misrepresentations to Sierra/Nevada during the period September-December, 1999, as alleged herein;

                  (B) By suppressing and concealing material facts from Sierra/Nevada during the period September-December, 1999, as alleged herein;

                  (C) By providing or allowing Allegheny to obtain access to confidential and proprietary business information of Nevada Power including, but not limited to, e-mails exchanged between Nevada Power and Merrill Lynch during the period September-December, 1999; and

                  (D) By conspiring and acting in concert, on information and belief, with Allegheny in providing confidential and proprietary information of Nevada Power in March, 2002, to certain intervenors in the PUCN proceeding and to the PUCN itself, which was materially false and misleading.

         850      As a result of Merrill Lynch's breach of fiduciary duty,
Sierra/Nevada has been directly damaged in the harm visited upon its regulatory relationships, its goodwill and its business reputation. Further, Sierra/Nevada has been directly damaged through the PUCN disallowance of $180,000,000 of Nevada Power's DEAA rate application. The PUCN predicated this disallowance upon a finding that Nevada Power had been imprudent in failing to contract with Merrill Lynch in the fall of 1999. Had Merrill Lynch not breached the fiduciary duty it owed to Sierra/Nevada, by both materially misrepresenting and wrongfully suppressing and concealing the information set forth above and in Counts 1 and 2, Sierra/Nevada would never have engaged in discussions and negotiations with Merrill Lynch in the fall of 1999, thus precluding as a matter of fact the very basis upon which the PUCN predicated its $180,000,000 disallowance.

         860      In addition, Sierra/Nevada has been directly and proximately damaged by Merrill Lynch's said breach of fiduciary duty which has caused other serious economic harm and injury including damage to their financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

                                   COUNT FOUR
                WRONGFUL HIRING AND SUPERVISION OF DANIEL GORDON
                               AS TO MERRILL LYNCH

         870      Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 86 of its Complaint.

         880      Merrill Lynch had a duty and obligation to exercise reasonable care in the hiring and supervision of key employees such as Daniel Gordon.

         890      On information and belief, Merrill Lynch acted intentionally, recklessly, wantonly, and/or negligently in both the hiring and the supervision of Daniel Gordon as the head of its GEM trading business and thereby exposed Sierra/Nevada to Gordon's malfeasance and allowed Gordon to engage in the wrongful conduct as alleged herein.

         900      Specifically, Merrill Lynch hired Daniel Gordon and placed him in this key executive position although Merrill Lynch knew or should have known that Gordon was not competent to manage and supervise Merrill Lynch's GEM trading business; that Gordon had engaged in material conflicts of interest; and that Gordon had engaged in "round-trip" or "wash" trades with Enron.

         910      As a result of Merrill Lynch's wrongful hiring and supervision of Daniel Gordon, and efforts to place itself and Daniel Gordon in a position of confidence to Sierra/Nevada, Sierra/Nevada has been damaged in that the PUCN disallowed $180,000,000 of Nevada Power's DEAA rate application as a direct consequence of its erroneous determination that Nevada Power had been imprudent in failing to engage the services of Merrill Lynch in the fall of 1999 with regard to power supply and associated financial risk management. That finding by the PUCN was the direct and proximate result of Merrill Lynch's material wrongful hiring and supervision of Gordon as alleged herein.

         920      In addition, Sierra/Nevada has directly and proximately
damaged by Merrill Lynch's said wrongful hiring and supervision of Daniel Gordon, which has caused other serious economic harm and injury including damage to their financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

                                   COUNT FIVE
                     BREACH OF CONTRACT, EXPRESS OR IMPLIED,
                               AS TO MERRILL LYNCH

         930      Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 92 of its Complaint.

         940      Plaintiffs Sierra/Nevada had a contract, express or implied, with Merrill Lynch that Merrill Lynch would act fairly, reasonably, and in good faith in its relationships with said Plaintiffs and, specifically, would not tortiously and improperly disclose confidential and proprietary business information of Nevada Power.

         950      By acting in concert and conspiracy with Allegheny, on
information and belief, Merrill Lynch breached said express or implied contractual obligations in March, 2002, in connection with providing false, incomplete, and misleading documentation, including incomplete and misleading e-mails and a false affidavit of Daniel Gordon, to intervenors in the PUCN action and to the PUCN itself.

         960      In addition, Merrill Lynch breached contractual obligations, express or implied, with Plaintiff Sierra/Nevada by allowing Allegheny to gain access to the e-mails exchanged between Nevada Power and Merrill Lynch in the fall of 1999, and potentially other proprietary information obtained under false pretenses from Sierra/Nevada, since Allegheny had no right or interest in any Nevada Power contract and, therefore, had no legitimate right or interest in such proprietary information.

         970      As a result of Merrill Lynch's breach of contract, express or implied, Sierra/Nevada has been damaged in that the PUCN disallowed $180,000,000 of Nevada Power's DEAA rate application as a direct consequence of its erroneous determination that Nevada Power had been imprudent in failing to contract with Merrill Lynch in the fall of 1999. That finding by the PUCN was the direct and proximate result of Merrill Lynch's breach of contract, express or implied, as alleged herein.

         980      In addition, Sierra/Nevada has been directly and proximately damaged by Merrill Lynch's said breach of contract, express or implied, which has caused other serious economic harm and injury including damage to their financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

                                    COUNT SIX
                    INTENTIONAL INTERFERENCE WITH CONTRACTUAL
          AND PROSPECTIVE ADVANTAGES AS TO MERRILL LYNCH AND ALLEGHENY

         990      Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 98 of its Complaint.

         1000     Merrill Lynch and Allegheny knew that Sierra/Nevada possessed substantial obligations arising out of existing valid and binding contractual and economic agreements between Sierra/Nevada and the State of Nevada, and Sierra/Nevada and the PUCN. The obligations arising from these agreements existed not only to benefit the parties directly to them - Sierra/Nevada, the State of Nevada and the PUCN - but also existed for the general benefit of the citizens of the State of Nevada, the PUCN, the shareholders of Sierra Pacific and Nevada Power's consumers and rate payers.

         1010     Furthermore, the volatile nature of the electric utility
industry and the substantial redefinition effected upon it by the Restructuring Act called for the dramatic restructuring of these agreements continuing onward into the future. Merrill Lynch and Allegheny knew of both Sierra/Nevada's existing and future agreements and obligations, and expressly intended to harm and injure Sierra/Nevada and the agreements to which it was obligated by virtue of their actions in March, 2002, when, on information and belief, Merrill Lynch acted in concert and conspiracy with Allegheny in providing false, incomplete and materially misleading documentation to certain intervenors in the PUCN proceeding and the PUCN itself.

         1020     Said wrongful actions by Merrill Lynch and Allegheny were
neither privileged nor justified, and had the specific malicious and intentionally wrongful motive of harming Plaintiff Nevada Power in the PUCN proceeding and thereby improperly gaining advantage in the then pending FERC
Section 206 proceeding brought by Nevada Power and its sister subsidiary Sierra Pacific against Merrill Lynch and Allegheny, among other entities.

         1030     As a result of Merrill Lynch's and Allegheny's interference with these existing and prospective contractual relations, these relations have been disrupted and/or damaged, and Sierra/Nevada has been damaged by in that the PUCN disallowed $180,000,000 of Nevada Power's DEAA rate application as a direct consequence of its erroneous determination that Nevada Power had been imprudent in failing to contract with Merrill Lynch in the fall of 1999. That finding by the PUCN was the direct and proximate result of Merrill Lynch's and Allegheny's interference with prospective economic advantage, as alleged herein.

         1040     In addition, Sierra/Nevada has been directly and proximately damaged by Merrill Lynch's said interference with contractual and prospective advantages, which has caused other serious economic harm and injury including damage to their financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

                                   COUNT SEVEN
                  CONSPIRACY AS TO MERRILL LYNCH AND ALLEGHENY

         1050     Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 104 of its Complaint.

         1060     On information and belief, Merrill Lynch and Allegheny have conspired and acted in concert with respect to the aforementioned unlawful and tortious acts of breach of fiduciary duty and interference with contractual/prospective advantages arising out of the events of March, 2002, as alleged herein, with the intent of harming Plaintiff Nevada Power in the PUCN proceeding and thereby improperly gaining advantage in the then pending FERC
Section 206 proceeding brought by Nevada Power and its sister subsidiary Sierra Pacific against Merrill Lynch and Allegheny, among other entities.

         1070     Accordingly, Merrill Lynch and Allegheny are jointly and
severally liable as a result of said conspiracy and concerted action.

                                   COUNT EIGHT
                 ACTION FOR DAMAGES RESULTING FROM RACKETEERING
                    (NEVADA REVISED STATUTE SECTION 207.470)
                        AS TO MERRILL LYNCH AND ALLEGHENY

         1080     Plaintiff Sierra/Nevada restates and incorporates herein
Paragraphs 1 through 107 of its Complaint.

         1090     Merrill Lynch and Allegheny, separately and collectively,
constitute an "enterprise" under Nev. Rev. Section 207.380. Specifically, but not exclusively, Merrill Lynch and Allegheny constitute corporate enterprises and also said Defendants were, on information and belief, associated in fact in connection with the misrepresentations and suppression and concealment of material facts in connection with the information provided to the PUCN in March, 2002, as alleged herein.

         1100 Upon information and belief, Merrill Lynch and Allegheny have with criminal intent received or have conspired to receive proceeds derived, directly or indirectly, from racketeering activity as alleged herein. Said Defendants have used any part of the proceeds, or the proceeds derived from the investment or use thereof, in the acquisition of property and an interest in or the establishment or operation of the enterprise identified herein.

         1110     Racketeering activity includes without limitation the
following, all of which involve the same or similar pattern, intents, results, accomplices and victims, and which are not isolated incidents:

                  (A) Fraudulent conduct consisting of numerous misrepresentations and concealments of material facts in violation of Nev. Rev. 91.230 as alleged herein in Counts One and Two;

                  (B) Specifically, Merrill Lynch engaged in fraudulent conduct to cheat or defraud, or attempt to cheat or defraud; and Merrill Lynch employed a device, scheme or artifice to defraud Sierra/Nevada with respect to the misrepresentations and suppression and concealment of material facts in connection with the emails and other communications between Merrill Lynch and Sierra Nevada during the period September - December, 1999;

                  (C) These misrepresentations, suppressions and concealments of material facts further constituted conduct by Merrill Lynch amounting to the making of untrue statements of material facts or the failure to state and not omit material facts necessary in order to render the statements made, in light of the circumstances under which they were made, not misleading;

                  (D) Merrill Lynch further engaged in transactions, acts, practices, and a course of business in connection with the emails and other communications between Sierra/Nevada and Merrill Lynch during the period September - December, 1999, which operated as a fraud and deceit upon Sierra/Nevada;

                  (E) Merrill Lynch and Allegheny engaged in fraudulent conduct to cheat or defraud, or attempt to cheat or defraud; and Merrill Lynch and Allegheny employed a device, scheme or artifice to defraud Sierra/Nevada and the PUCN with respect to the false and misleading information provided to the PUCN and certain intervenors in the PUCN DEAA rate adjustment proceeding in March, 2002;

                  (F) Merrill Lynch and Allegheny further committed conduct constituting the making of untrue statements of material facts or the failure to state and not omit material facts necessary in order to render the statements made, in light of the circumstances under which they were made, not misleading in connection with the information provided by Merrill Lynch and Allegheny to the PUCN in connection with the DEAA rate adjustment proceeding in March, 2002;

                  (G) Merrill Lynch and Allegheny further engaged in transactions, acts, practices, and a course of business in providing false and misleading information to the

                           PUCN in March, 2002, in connection with the DEAA rate adjustment proceeding.

         1120     The predicate acts alleged herein constituted substantially more than the two predicate acts required by NRS 207.350 - NRS 207.520 in that Merrill Lynch sent emails to Nevada Power which were essential communications in connection with the misrepresentations and the suppression and concealment of material facts as alleged herein dated October 18, 1999 (multiple emails), October 22, 1999, November 8, 1999, December 15, 1999, and December 15, 1999, and December 20, 1999. Said emails constituted an integral part of a racketeering activity engaged in by Merrill Lynch from September - December, 1999.

         1130     In addition, the racketeering activity included the fraudulent conduct engaged in by Merrill Lynch and Allegheny in March, 2002, in connection with the DEAA rate application proceeding, as alleged herein.

         1140     Based the false and fraudulent evidence, information and
testimony procured and presented by Defendants to the PUCN and other interested parties, the PUCN disallowed $180,000,000 of Nevada Power's DEAA rate application, and caused Sierra/Nevada damages in the same amount. The PUCN's disallowance was expressly predicated on, and actually and proximately caused by, a false assumption created by said false and fraudulent evidence, information and testimony that Nevada Power had been imprudent in failing to contract with Merrill Lynch in the fall of 1999.

         1150     In addition, Sierra/Nevada has been directly and proximately damaged by Merrill Lynch's said interference with contractual and prospective advantages, which has caused other serious economic harm and injury including damage to their financial standing, credit profile, operational flexibility and capacity, market capitalization, requirements to pay credit risk premiums, and related increased operational costs.

         1160     Sierra/Nevada accordingly seeks an award of three times these damages sustained, and the recovery of reasonable attorney's fees and costs of investigation and litigation, as authorized by statute.

         WHEREFORE, Plaintiffs respectfully demand judgment, jointly and severally, against Defendants Merrill Lynch and Allegheny for such actual and punitive damages as proof at trial may show in an amount in excess of $850,000,000.

                                   JURY DEMAND

         Plaintiffs demand trial by struck jury in the above cause as to all claims triable by jury.

                                                  ________________________
                                                  Jonathan H. Waller
                                                  Nevada Bar # : 5538
OF COUNSEL:
Waller Law Group
3800 HOWARD HUGHES PARKWAY
SEVENTH FLOOR
LAS VEGAS, NEVADA 89109-0907
PHONE: (702) 693-4200
PHONE: (800) 540-1311
FAX: (702) 792-6874

OF COUNSEL:
Peter McNulty
McNulty Law Firm
827 Moraga Drive
Bel Aire, CA 90049
310 471 2707
Fax 310 472 7014

OF COUNSEL:
Alan Rogers
Russ Campbell
Lyle Larson
Balch & Bingham, LLP
1710 6th Ave., N.
Birmingham, AL 35203
205 251 8100
Fax 205 226 8798

Please Serve Defendants:

MERRILL LYNCH & CO., INC.
Delaware Corporation # 0790151
c/o Registered Agent:
The Corporation Trust Co.
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

MERRILL LYNCH CAPITAL SERVICES, INC.
Delaware Corporation # 2041106
c/o Registered Agent:
The Corporation Trust Co.
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

ALLEGHENY ENERGY, INC.
c/o Registered Agent:
Marleen L. Brooks
10435 Downsville Pike
Hagerstown, MD 21740

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

Delaware Corporation # 3125775
c/o Registered Agent:
The Corporation Trust Co.
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801